AMENDMENT AGREEMENT
THIS AMENDMENT AGREEMENT (the “Amendment Agreement”) dated as of December 7, 2015, is made by and between PDI, INC., a Delaware corporation (the “Company”) and  NANCY S. LURKER (the “Executive” and collectively with the Company, the “Parties”) and effective as of December 1, 2015.
WITNESSETH:
WHEREAS, the Parties entered into an Employment Separation Agreement, dated November 12, 2008, (the “Separation Agreement”) under which the Parties agreed upon the terms, pursuant to which the eventual termination of the Executive’s services with the Company would be governed, and

WHEREAS, the terms of the Executive’s employment upon her promotion to Chief Executive Officer were set forth in the PDI, Inc. Term Sheet – New Hire Chief Executive Officer, dated March 2011, (the “Term Sheet” and collectively with the Separation Agreement, the “Executive Arrangements”) under which the Parties agreed upon the terms pursuant to which the Executive would provide services to the Company as its Chief Executive Officer; and

WHEREAS, based on management’s proposal to implement certain cost-cutting measures, the Company and the Executive desire to amend the Executive Arrangements as set forth herein.

NOW, THEREFORE, the Parties hereto agree as follows, effective as of the date hereof:
1.    Section 6(b) of the Separation Agreement is hereby amended and restated in its entirety to read as follows:
“Base Monthly Salary shall mean $47,208.33.”
2.    The section of the Term Sheet next to the heading “Base Salary” is hereby amended and restated in its entirety to read as follows:
“•    $300,000 annual Base Salary, or Base Monthly Salary of $25,000. Notwithstanding the foregoing, the Company and the CEO shall negotiate in good faith an adjustment to Base Salary and Base Monthly Salary on or before April 1, 2016.”
3.    All references to “Salary” in the sections of the Term Sheet headed “Annual Incentive Award” and “Long-Term Incentive Award” shall be deemed to be references to a “Salary” of “$47,208.33” notwithstanding the amendment set forth in Section 2 of this Amendment Agreement.

4.    All references to “Base Monthly Salary” in the section of the Term Sheet headed “Payments and/or Benefits upon Termination” shall be deemed to be references to “Base Monthly Salary of $47,208.33” notwithstanding the amendment set forth in Section 2 of this Amendment Agreement.
5.    Except as specifically provided in and modified by this Amendment Agreement, each Executive Arrangement is in all other respects hereby ratified and confirmed and references to either Executive Arrangement shall be deemed to refer to such Executive Arrangement, as such document has been modified by this Amendment Agreement.
6.    This Amendment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement as of the day and year first above written.

PDI, INC.

By:	/s/ Gerald P. Belle
GERALD P. BELLE

/s/ Nancy S. Lurker
NANCY S. LURKER

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